EXHIBIT 23.1


                               CONSENT OF COUNSEL



         We hereby consent to the use of our opinion included herein and to all references to this firm under the heading "Legal Matters" in the Prospectus constituting a part of this Registration Statement on Form S-1 of Golden Bear Golf, Inc.






                          STEARNS WEAVER MILLER WEISSLER
                          ALHADEFF & SITTERSON, P.A.








Miami, Florida
June 7, 1995